Exhibit 5.8

[Letterhead of Stewart McKelvey]

May 29, 2019

Sabra Health Care Limited Partnership

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

Sabra Capital Corporation

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

Ladies and Gentlemen:

We render this opinion in connection with the issuance of guarantees, each dated May 29, 2019, of $300,000,000 aggregate principal amount of 4.80% Senior Notes due 2024 (the “Notes”) of the Issuers (as defined below) respectively made by SBRAReit Canadian GP V Inc., a Nova Scotia company limited by shares (“SBRAReit GP V”), and Sabra Canadian Properties V, Limited Partnership, an Alberta limited partnership (the “Alberta Partnership”) (such guarantees being together referred to as the “Guarantees”), and the filing of a Registration Statement on Form S-3 of Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent”), and certain of its subsidiaries, including SBRAReit GP V and the Alberta Partnership, as amended by a Post-Effective Amendment No. 1, on May 21, 2019 with the United States Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(e) under the United States Securities Act (Registration No. 333-215574) (as amended, the “Registration Statement”) which permits the Parent to register the issuance and sale from time to time of, among other securities, an unspecified amount of debt securities of Sabra Health Care Limited Partnership (the “Operating Partnership”) and Sabra Capital Corporation (“Sabra Capital” and, together with the Operating Partnership, the “Issuers”), which may be either senior debt securities or subordinated debt securities (the “Debt Securities”), which are the subject of guarantees of Debt Securities by the Parent and certain of the Parent’s other subsidiaries, including SBRAReit GP V and the Alberta Partnership.

We have acted as local counsel to SBRAReit GP V and the Alberta Partnership in the Province of Nova Scotia (the “Province”) in connection with:

(a)	the Guarantees;

(b)

the Indenture, dated as of May 23, 2013, by and among the Issuers, the Parent and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Eighth Supplemental Indenture, dated May 29, 2019 among the Issuers, the Parent, the other guarantors named therein (including SBRAReit GP V), and the Trustee;

(c)	the Registration Statement; and

(d)	the prospectus supplement, dated May 21, 2019 (the “Prospectus Supplement”), to the prospectus included in the Registration Statement, relating to the issuance and sale by the Issuers of the Notes.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the global Guaranty executed on the date hereof including, among others, the Guarantees (the “Global Guaranty”) and such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

To enable us to render the opinion set forth below, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (as we considered necessary or appropriate for enabling us to express the opinions set forth below including, without limitation:

(a)	a certificate of status (the “Certificate of Status”) pertaining to SBRAReit GP V issued on behalf of the Registrar of Joint Stock Companies for the Province, dated May 28, 2019;

(b)	the memorandum of association, articles of association, records of corporate proceedings, written resolutions and registers of SBRAReit GP V contained in the minute book of SBRAReit GP V;

(c)

resolutions of the directors of SBRAReit GP V authorizing, among other things, the execution, delivery and performance of the Guarantees by SBRAReit GP V, on its own behalf and in its capacity as general partner of the Alberta Partnership; and

(d)	a certificate of an officer of SBRAReit GP V dated the date hereof (the “Officer’s Certificate”).

As a basis for our opinions expressed below, we have assumed the completeness, truth, currency and accuracy of all facts in official public records, indices, registers and filing systems and certificates and other documents supplied by public officials, including, without limitation, the Certificate of Status and that all facts addressed and statements made in certificates supplied to us by an officer of SBRAReit GP V, including the Officer’s Certificate, are complete, true and accurate as of, and at all material times prior to, the date of this letter.

In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as copies thereof.

We have assumed that the Global Guaranty has been physically delivered (or delivered by such other means as the parties have agreed shall constitute delivery) by SBRAReit GP V, on its own behalf or in its capacity as general partner of the Alberta Partnership, as applicable, to the other parties thereto, and has been properly delivered under all relevant laws other than those of the Province and is not delivered subject to any condition or escrow which has not been satisfied.

Our opinions herein reflect only the application of applicable laws of the Province including the federal laws of Canada applicable therein (“Applicable Laws”). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.

The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or effect of any laws, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We express no opinion concerning the existence of, the formation of, or the formation documents governing, the Alberta Partnership nor any requirements of any laws other than Applicable Laws concerning the matters herein opined upon.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	SBRAReit GP V has been duly incorporated and is validly existing under the laws of the Province.

2.

The execution, delivery and performance of the Guarantees and the Global Guaranty by SBRAReit GP V, in its own right and its capacity as general partner of the Alberta Partnership, as applicable, have been duly authorized by all necessary corporate action of SBRAReit GP V, and the Global Guaranty has been duly executed and delivered by SBRAReit GP V, on its own behalf or in its capacity as general partner of the Alberta Partnership, as applicable.

3.

The execution and delivery by SBRAReit GP V and the Alberta Partnership of the Global Guaranty and the consummation by SBRAReit GP V of the transactions contemplated thereby do not violate the provisions of the memorandum of association or articles of association of SBRAReit GP V or violate any Applicable Laws.

This opinion is provided as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to other matters.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Parent’s Current Report on Form 8-K to be filed on or about May 29, 2019, and incorporated by reference into the Registration Statement, in accordance with the requirements of Rule 601(b)(5) of Regulation S-K under the United States Securities Act and to the use of our name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act or the rules and regulations of the SEC.

Yours truly,

/s/ STEWART MCKELVEY